EXHIBIT 10.18

AMENDMENT NO. 1 TO DUCOMMUN INCORPORATED

EXECUTIVE COMPENSATION DEFERRAL PLAN NO. 2

WHEREAS, Ducommun Incorporated, a Delaware Corporation (the “Company”) has established the Ducommun Incorporate Executive Compensation Deferral Plan No. 2 (the “Plan”); and

WHEREAS, this Amendment No. 1 to the Plan shall be effective as of December 31, 2004

NOW, THEREFORE, the Plan is amended by adding a new Section 2.5 as follows:

2.5	Suspension of Compensation Deferrals. Notwithstanding any other provisions of the Plan, a Participant may not elect to defer any Base Salary, Incentive Compensation or any other compensation earned during any Deferral Period after December 31, 2004.

IN WITNESS WHEREOF, Ducommun Incorporated has caused this Amendment No. 1 to the Ducommun Incorporated Executive Compensation Deferral Plan No. 2 to be signed by its duly authorized officer this 26th day of October 2007.

DUCOMMUN INCORPORATED

By:
Title: Vice President